UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2019

NEWBRIDGE GLOBAL VENTURES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-11730	84-1089377
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2545 Santa Clara Avenue

Alameda, CA 94501

               (Address of Principal Executive Offices)

801-362-2115

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement

The Joint Venture

On April 17, 2019, NewBridge Global Ventures, Inc., a Delaware Corporation (the “Company”) and King Hemp Farm NM, LLC, a New Mexico limited liability company (“King” and together with the Company, the “Companies”) entered into an Operating Agreement (the “Operating Agreement”), pursuant to which the Companies formed King Hemp Farm LLC, a Nevada limited liability company (the “Joint Venture”). The Companies formed the Joint Venture primarily for the purpose of exploiting certain farming operations to raise hemp on properties controlled by King and to extract CBD and additional compounds from hemp plants. In connection with the Operating Agreement, King granted the Company two 10-year leases on at least 10 acres of land controlled by King. The managers of the Joint Venture are initially Robert Bench, the Company’s interim Chief Executive Officer, and Tyler King. The members of the Joint Venture are the Company and King, each with a 50% membership interest, with payment from the proceeds generated by the Joint Venture to be distributed in accord with the respective capital contributions of each of the Company and King.

The foregoing is merely a summary of the Operating Agreement, and is qualified in its entirety by the full text of the Operating Agreement, a copy of which is attached as Exhibit 10.1 hereto.

Item 8.01 Other Events

On April 17, 2019, the Company issued a press release regarding the Joint Venture. A copy of the press release is attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits

The exhibits listed below are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Operating Agreement dated April 10, 2019
99.1	Press Release regarding Joint Venture dated April 17, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NewBridge Global Ventures, Inc. (Registrant)

Dated: April 17, 2019	By: /s/ Robert Bench Name: Robert Bench Title: Chief Executive Officer